EXHIBIT 99.1

Corvus Gold Drills 109.7 Metres @ 1.4 g/t Gold (including 54.8m @ 1.86 g/t gold), West Zone Stepout, Mother Lode Project, Nevada

Expands Land Package by 120% North Connecting Mother Lode and North Bullfrog

VANCOUVER, British Columbia, July 12, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has received additional results from its resource expansion drill program on the western extension of the 100% owned Mother Lode deposit (Figure 1 & 2). The most recent result, hole ML18-068, the western-most hole drilled to date, returned 109.73 metres @ 1.40 g/t gold from the feeder structure for the main Mother Lode deposit (Table 1).  This is the broadest intercept in the West Zone feeder structure returned to date and continues to highlight the importance of this new area which was also intersected in earlier reported holes ML18-067 (NR18-12, June 13, 2018, 18.3m @ 4.02 g/t Au) and ML18-060 (NR18-10, May 24, 2018, 24.4m @ 3.10 g/t Au).  Recently completed holes in the West Zone (ML18-072 to 18-075) are pending assays and will be a priority follow up target area in the Phase III program (Figure 2).

Additionally, Corvus expanded its Mother Lode claim group by 120% covering the southeastern extension of its North Bullfrog project to connect with the Mother Lode and AngloGold Ashanti’s, Silicon project (Figure 3).  The large epithermal systems at North Bullfrog are of similar age and style to the Silicon system to the southwest and Barrick Gold’s historic Bullfrog mine to the south and the Company believes the systems hold potential for additional large epithermal discoveries.

With the establishment of a mineral resource estimate pending additional positive exploration results, the Company envisions a potential scenario for mineralized material from the Mother Lode property to be trucked to a central processing area that is approximately one kilometre away.  Processing on a nearby claim block is expected to enable development without additional ground being required.  Additionally, higher grade mineralized material from the North Bullfrog property is also envisioned to be trucked to the same area via overland transport.  The surface landowner in this region of Nevada is the US Federal Government, which provides unrestricted access across its land for mineral extraction and processing.

Jeff Pontius, President and CEO of Corvus states “Our new western stepout hole ML18-068 continues to highlight the significance of our new West Zone feeder structure discovery at the Mother Lode deposit (Figure 2). Our new knowledge of the Fluorspar Canyon Fault (FCF) structural bend as it turns to the north and its relation in forming the Mother Lode deposit and feeder structure has given us a good handle on all aspects of the deposit.  It is now determined that this important characteristic is uniquely contained on the core Mother Lode claim block, with only limited and low-grade fringe mineralization trending to the south across the property line.  Corvus Gold’s Mother Lode deposit is evolving into a significant new Nevada gold discovery that continues to expand.”

Table 1
Phase II - Mother Lode Significant Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-068 AZ 085 dip-70	233.17	342.90	109.73	1.40	n/a	East of ML17-033 Main Zone
inc	233.17	288.04	54.87	1.86	n/a	1 g/t cut
inc	298.70	320.04	21.34	1.26	n/a	1 g/t cut
inc	329.18	338.33	9.15	1.33	n/a	1 g/t cut
Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-069	292.61	306.32	13.71	0.94	n/a	North of ML17-061 Upper OX Zone
AZ 085 dip-65	294.13	303.28	9.15	1.22	n/a
	336.80	339.85	3.05	1.94	n/a

ML18-070	339.85	342.90	3.05	0.95	n/a	South of ML18-054 Upper OX Zone
AZ 085 dip-60	353.57	359.66	6.09	2.54	n/a
inc	353.57	358.14	4.57	3.28	n/a	1 g/t cut

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 433 federal unpatented mining claims on the Mother Lode project which totals approximately 35 km2 which it owns 100%.  The total Corvus Gold 100% land ownership now covers over 100 km2, hosting two major new Nevada gold discoveries.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault, the statement that drilling results bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

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